Exhibit 10.2

FORM OF TRANSACTION SUPPORT DEED

This TRANSACTION SUPPORT DEED (this “Deed”) is entered into as of November 10, 2021, by and among Noble Finco Limited, a private limited company formed under the laws of England and Wales (“Topco”), Noble Corporation, a Cayman Islands exempted company (“Parent”), The Drilling Company of 1972 A/S, a Danish public limited liability company (the “Company”), and the undersigned parties named in Schedule A hereto (each, a “Shareholder” and, collectively, the “Shareholders”). Each of Topco, Parent and Mercer are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS

WHEREAS, on or about the date of this Deed, Topco, Parent, Noble Newco Sub Limited, a Cayman Islands exempted company and direct wholly owned subsidiary of Topco (“Merger Sub”), and Mercer, will enter into a Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, (i) Parent will merge with and into Merger Sub, with Merger Sub as the surviving company and, after giving effect to such merger, becoming a wholly-owned Subsidiary of Topco, and (ii) (x) Topco will make an exchange offer to the Company Shareholders to exchange their Company Shares for Topco Shares (the “Offer”), and (y) upon consummation of the Offer, if more than 90% of the Company Shares are tendered and accepted by Topco, a compulsory redemption under Danish Law of any Company Shares not exchanged pursuant to the Offer, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, each Shareholder is the record or beneficial owner of the number of Parent Shares set forth opposite such Shareholder’s name on Schedule A hereto;

WHEREAS, in consideration for the benefits to be received by the Shareholders under the terms of the Business Combination Agreement and as a material inducement to Topco, Parent and the Company agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Shareholders agree to enter into this Deed and to be bound by the agreements, covenants and obligations contained in this Deed; and

WHEREAS, the Parties acknowledge and agree that Topco, Parent and the Company would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the Shareholders entering into this Deed and agreeing to be bound by the agreements, covenants and obligations contained in this Deed.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and Shareholders, each intending to be legally bound, hereby agree as follows:

1. Parent Shareholder Consents and Related Matters.

(a) Each of the Shareholders hereby irrevocably and unconditionally agrees to consent to and vote (or cause to be voted) the Parent Shares (excluding Parent Shares transferred in compliance with this Deed, the “Subject Shares”) in favour of all matters, actions and proposals contemplated by the Business Combination Agreement for which Parent Shareholder Approval is required. Without limiting the generality of the first sentence of this Section 1(a), prior to the Closing, each of the Shareholders shall vote (or cause to be voted) the Subject Shares against and withhold consent with respect to (A) any Parent Alternative Proposal or (B) any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of either Parent’s or Topco’s covenants, agreements or obligations under the Business Combination Agreement or (y) any of the conditions to the Offer set forth in Exhibit D to the Business Combination Agreement not being satisfied.

(b) Without limiting any other rights or remedies of the Company, each Shareholder hereby irrevocably and unconditionally appoints the Company or any individual designated by the Company as such Shareholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of such Shareholder, to attend on behalf of such Shareholder any meeting of the Parent Shareholders with respect to the matters described in Section 1(a) (including the Parent Meeting), to cause such Shareholder’s Subject Shares to be counted as present thereat in any computation for purposes of establishing a quorum at any such meeting of the Parent Shareholders, to vote (or cause to be voted) such Shareholder’s Subject Shares in favor of or consent (or withhold consent) with respect to any of the matters described in Section 1(a) in connection with any meeting of the Parent Shareholders or any action by written consent by the Parent Shareholders, in each case, in the event that such Shareholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a).

(c) The proxy granted by each Shareholder pursuant to Section 1(b) is coupled with an interest sufficient at law to support an irrevocable proxy and is granted in consideration for Topco, Parent and the Company entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by each Shareholder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, insolvency, dissolution, death, incapacity or other inability to act by such Shareholder and shall hereby revoke any and all prior proxies granted by such Shareholder with respect to its Subject Shares. The vote or consent of the proxyholder in accordance with Section 1(b) and with respect to the matters in Section 1(a) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Shares and a vote or consent by a Shareholder of the Subject Shares (or any other Person with the power to vote the Subject Shares) with respect to the matters in Section 1(a). The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except those provided in Section 1(a). For the avoidance of doubt, each Shareholder may vote the Subject Shares on all other matters, subject to, for the avoidance of doubt, the other applicable covenants, agreements and obligations set forth in this Deed.

(d) Each Shareholder hereby irrevocably and unconditionally waives and agrees not to exercise or assert, or make any demand in respect of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Parent Merger, the Topco Share Issuance or any other transaction contemplated by the Business Combination Agreement that the Shareholder may have by virtue of, or with respect to, any outstanding Subject Shares owned of record or beneficially by the Shareholder.

(e) Each Shareholder further acknowledges that it is obliged to inform each of the Parties after becoming aware that it will not be able to comply with the terms of this Deed or no longer intends to do so.

(f) The Parties acknowledge that no Shareholder will be required to exercise any Penny Warrants or Parent Warrants.

2. Other Covenants and Agreements.

(a) Subject to Section 10(b) below, each Shareholder shall be bound by and subject to Section 7.13 (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if such Shareholder were directly party thereto. Without limiting the rights set forth in Section 4, each Shareholder shall be bound by and subject to the first sentence of Section 7.6(a) (No Solicitation by Parent) of the Business Combination Agreement to the same extent as such provisions apply to Parent, as if such Shareholder were directly party thereto.

(b) Each Shareholder acknowledges and agrees that Topco, Parent and the Company are entering into the Business Combination Agreement in reliance upon such Shareholder entering into this Deed and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Deed and but for such Shareholder entering into this Deed and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Deed, Topco, Parent and the Company would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement.

3. Shareholder Representations and Warranties. Each Shareholder represents and warrants, severally and not jointly, to Topco, Parent and the Company as follows:

(a) Such Shareholder is an entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b) Such Shareholder has the full power, authority and right (free from any legal or other restrictions) and will at all times continue to have all relevant power and authority and the right, to execute and deliver this Deed, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Deed has been duly authorized by all necessary action on the part of such Shareholder. This Deed has been duly and validly executed and delivered by such Shareholder and constitutes a valid, legal and binding agreement of each Shareholder (assuming that this Deed is duly authorized, executed and delivered by Topco, Parent and the Company), enforceable against each Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of any Shareholder with respect to such Shareholder’s execution, delivery or performance of its covenants, agreements or obligations under this Deed (including, for the avoidance of doubt, those covenants, agreements and obligations under this Deed that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby and applicable to it, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of such Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(d) None of the execution or delivery of this Deed by such Shareholder, the performance by such Shareholder of any of its covenants, agreements or obligations under this Deed (including, for the avoidance of doubt, those covenants, agreements and obligations under this Deed that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of such Shareholder’s governing documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which such Shareholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which such Shareholder or any of its properties or assets is bound or (iv) result in the creation of any Lien upon such Shareholder’s Subject Shares, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of such Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e) Such Shareholder is the record or beneficial owner of its Subject Shares, free and clear of all Liens (other than transfer restrictions under applicable securities Law or the organizing or governing documents of Parent). Such Shareholder has the sole right to vote (and provide consent in respect of, as applicable) the Subject Shares and, except as provided for in this clause (e) and except for this Deed and the Business Combination Agreement, such Shareholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require such Shareholder to Transfer any of its Subject Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of its Subject Shares.

(f) There is no Proceeding pending or, to such Shareholder’s knowledge, threatened against such Shareholder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of such Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Deed in any material respect.

(g) Such Shareholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, Topco, Parent and the Company and (ii) it has been furnished with or given access to such documents and information about Topco, Parent and the Company and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Deed and the transactions contemplated hereby.

(h) In entering into this Deed, such Shareholder has relied solely on its own investigation and analysis and the representations and warranties expressly set forth herein and no other representations or warranties of Topco, Parent or the Company (including, for the avoidance of doubt, none of the warranties set forth in the Business Combination Agreement) or any other Person, either express or implied, and such Shareholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth herein, none of Topco, Parent, the Company or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Deed or the transactions contemplated hereby.

4. Transfer of Subject Securities.

(a) Except as expressly contemplated by the Business Combination Agreement or this Deed, except with the prior written consent of each of the Parties (such consent to be given or withheld in each Party’s sole discretion) or to a Permitted Transferee (as defined below), from and after the date hereof, each Shareholder agrees not to (a) Transfer any of its Parent Shares, (b) enter into (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require such Shareholder to Transfer any of its Parent Shares or (ii) any voting trust, proxy or other Contract with respect to the rights attaining to, or Transfer, of any of its Parent Shares, or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b).

(b) Notwithstanding the limitations in clause (a), during the period ending on the earlier of (i) the date that is six months from the date hereof and (ii) the time of the Parent Shareholder Approval (such date, the “First Release Date”), each Shareholder may Transfer Parent Shares to the extent such Transfers do not result in such Shareholder, its related funds/accounts and/or its Permitted Transferees collectively holding less than 70.0% of the issued and outstanding Parent Shares held by such Shareholder and its related funds/accounts in the aggregate as of the date of this Deed.

(c) Notwithstanding the limitations in clauses (a) or (b), after the First Release date until the earlier of (i) the date that is ten months from the date hereof and (ii) the Acceptance Time, each Shareholder, its related funds/accounts and/or its Permitted Transferees shall be permitted to Transfer Parent Shares to the extent such Transfers do not result in such Shareholder, its related funds/accounts and/or its Permitted Transferees collectively holding less than 35.0% of the issued and outstanding Parent Shares held by such Shareholder and its related funds/accounts in the aggregate as of the date of this Deed.

(d) For purposes of this Deed, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise), and “Permitted Transferee” means any Person that enters into a transaction support agreement on substantially the same terms as the terms of this Deed with respect to such Subject Shares acquired by such Person from a Shareholder.

5. Termination. This Deed shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earliest of (a) the date that is ten months from the date hereof; (b) the Closing Date and (c) the termination of the Business Combination Agreement in accordance with its terms. Notwithstanding anything to the contrary, each Shareholder shall have the right to terminate this Deed if and to the extent that the Business Combination Agreement has been amended in a manner that materially and adversely affects the Shareholders (including, without limitation, a reduction of the economic benefits to the Shareholders contemplated thereby as of the date hereof or an extension of the End Date beyond the date (as such date may be extended) set forth in the Business Combination Agreement as of the date hereof. Upon termination of this Deed as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Deed. Notwithstanding the foregoing or anything to the contrary in this Deed, (i) the termination of this Deed pursuant to Section 5(c) shall not affect any liability on the part of any Party for a Willful and Material Breach of any covenant or agreement set forth in this Deed prior to such termination or for Fraud, (ii) the representations and warranties set forth in Sections 3(g) and (h) shall each survive any termination of this Deed, (iii) the first sentence of Section 2(a) (solely to the extent that it relates to Section 7.13 (Public Announcements) of the Business Combination Agreement) shall survive the termination of this Deed pursuant to Section 5(a), (iv) Section 5 to Section 14 shall survive termination of this Deed and (v) termination of this Deed shall not relieve any Party from liability for any breach of its obligations hereunder committed prior to such termination.

6. Fiduciary Duties. Notwithstanding anything in this Deed to the contrary, (a) no Shareholder makes any agreement or understanding herein in any capacity other than in such Shareholder’s capacity as a record holder or beneficial owner of its Parent Shares and not in any other capacity, (b) nothing herein will be construed to limit or affect any action or inaction by any Representative or Affiliate of such Shareholder serving as a member of the board of directors of Parent or as an officer, employee or fiduciary of Parent, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of Parent, (c) nothing in this Deed will obligate a Shareholder to (i) become a plaintiff in any litigation or other adversarial proceeding or (ii) incur any monetary obligation and (d) no Shareholder shall have any duty, whether a fiduciary duty, duty of confidentiality or otherwise, to any other Shareholder or any other Person, in each case, save for and subject to the obligations expressly set forth in this Deed.

7. No Recourse. Except for claims pursuant to the Business Combination Agreement by any party(ies) thereto against any other party(ies) thereto, each of the Parties and Shareholders agrees that (a) this Deed may be enforced only against, and any action for breach of this Deed may be made only against, the Shareholders, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Deed, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against Topco, Parent or the Company and (b) none of Topco, Parent or the Company shall have any liability arising out of or relating to this Deed, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Deed or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Deed, the negotiation hereof or the transactions contemplated hereby.

8. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof) if applicable, e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by overnight or two-day courier, registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties or Shareholders as follows:

To the Shareholders:

[Shareholder]

[Address]

Telephone:

Email:

To the Company:

The Drilling Company of 1972 A/S

Lyngby Hovegade 85

2800 Kgs. Lyngby

Denmark

Attention: Klaus Kristensen

Email: klaus.kristensen@maerskdrilling.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

5 Aldermanbury Square

London, EC2V 7HR

United Kingdom

Attention: Will Pearce; Connie Milonakis

Telephone: +44 20 7418 1300

Email: will.pearce@davispolk.com; connie.milonakis@davispolk.com

To Topco or Parent:

Noble Corporation

13135 Dairy Ashford, Suite 800

Sugar Land, TX 77478

Attention: William Turcotte

Email: WTurcotte@noblecorp.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

Attention: Sean T. Wheeler, P.C.; Debbie P. Yee, P.C.; Cephas Sekhar

Telephone: (713) 836-3600

Email: sean.wheeler@kirkland.com; debbie.yee@kirkland.com; cephas.sekhar@kirkland.com or to such other address as the Party or Shareholders to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

9. Process Agent. from the date of this Deed, Parent, the Company and the Shareholders shall at all times each maintain an agent for service of process and any other documents and proceedings in England or any other proceedings in connection with this Deed. Upon written request, such agent shall be notified from time to time in writing by Parent, the Company or the Shareholders to the other Parties, and any writ, judgment or other notice of legal proceedings shall be sufficiently served on Parent, the Company or any of the Shareholders, as applicable, if delivered to such Party’s agent at such address. This Section 9 does not affect any other method of service permitted by applicable Law.

10. Confidentiality

(a) Each Shareholder acknowledges and irrevocably consents to:

(i) the publication of any announcement of the transactions contemplated by the Business Combination Agreement containing references to such Shareholder solely in its capacity as the holder(s) of any of the Parent Shares;

(ii) the inclusion of references to factual information about the particulars of this Deed being set out in any announcement, circular, offer document, merger document, prospectus or equivalent document related to the transactions contemplated by the Business Combination Agreement; and

(iii) this Deed being published on a website, however only to the extent required by law, rules or regulation.

(b) Except as may be agreed among the applicable Shareholder, Topco, Parent and the Company prior to the announcement of the transactions contemplated by the Business Combination Agreement, none of Topco, Parent or the Company shall publicly disclose the name of Shareholder or any affiliate or investment advisor of Shareholder, or include the name of Shareholder or any affiliate or investment advisor of Shareholder in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent (including by e-mail) of the Shareholder or the person who serves as investment manager, adviser or sub-adviser, as applicable, of Shareholder (the “Investment Manager”), except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under stock exchange regulations, in which case Topco, Parent or the Company, as applicable, shall provide the Shareholder or its Investment Manager with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Shareholder or its Investment Manager regarding such disclosure.

11. Entire Agreement. This Deed, the Business Combination Agreement and documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Deed, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Deed, except as otherwise expressly provided in this Deed.

12. Amendments and Waivers; Assignment. Any provision of this Deed may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Shareholders and the other Parties hereto. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Deed nor any of the rights, interests or obligations hereunder shall be assignable by any Shareholder without the prior written consent of Parent and the Company (to be withheld or given in its sole discretion) except to a Permitted Transferee to which Subject Shares are Transferred in accordance with the terms hereof.

13. Fees and Expenses. All fees and expenses incurred in connection with this Deed and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that Parent will pay the reasonable fees and expenses of each Shareholder.

14. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby upon, or available at law or in equity to, such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its obligations under the provisions of this Deed in accordance with their specific terms or otherwise breaches such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Deed and to enforce specifically the terms and provisions of this Deed, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Deed on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

15. No Third Party Beneficiaries. This Deed shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Deed. Nothing in this Deed, expressed or implied, is intended to or shall constitute the Parties as partners or participants in a joint venture.

16. Several Obligations. The agreements, representations and obligations of the Shareholders under this Deed are, in all respects, several and not joint and several, and no Shareholder shall have any liability for any breach of this Deed by any other Shareholder.

17. Miscellaneous. Sections 1.3 (Interpretation), 10.4 (Counterparts; Effectiveness), 10.5 (Governing Law; Jurisdiction), and 10.10 (Severability) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Deed, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Transaction Support Deed as a deed as of the date first above written.

EXECUTED and DELIVERED as a Deed by NOBLE FINCO LIMITED acting by Matthew John Brodie, a director, in the presence of:

Signature:

Name:

Address:

Occupation:

[Signature Page to Transaction Support Deed]

EXECUTED and DELIVERED as a Deed by NOBLE CORPORATION acting by Robert W. Eifler and William E. Turcotte who, in accordance with the laws of the Cayman Islands, are acting under the authority of Noble Corporation

[Signature Page to Transaction Support Deed]

EXECUTED and DELIVERED as a Deed by THE DRILLING COMPANY OF 1972 A/S acting by Jørn Madsen and Claus Hemmingsen who, in accordance with the laws of Denmark, are acting under the authority of The Drilling Company of 1972 A/S:

[Signature Page to Transaction Support Deed]

EXECUTED and DELIVERED as a Deed for and on behalf of [SHAREHOLDERS] by its lawfully appointed attorney in the presence of:

Signature:

Name:

Address:

Occupation:

[Signature Page to Transaction Support Deed]

SCHEDULE A

Shareholder	Parent Shares